Exhibit 10.4

Execution Version

FIRST AMENDMENT

TO THE THERAVANCE BIOPHARMA, INC.

CHANGE IN CONTROL SEVERANCE PLAN

The following amendment (the “First Amendment”) to the Theravance Biopharma, Inc. (the “Company”) Change in Control Severance Plan (the “Plan”) was adopted by the Board of Directors of the Company (the “Board”) on July 12, 2022. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1.	Amendment to Definition of Change in Control. The definition of “Change in Control” in the Plan is amended to add the following to the last paragraph thereof:

Notwithstanding anything herein to the contrary, a sale by Theravance Biopharma US Holdings, Inc. and Triple Royalty Sub II LLC, each a wholly-owned subsidiary of the Company, of the Class B Units and Class C Units held by each of them in Theravance Respiratory Company, LLC , shall not constitute a Change in Control.

2.	Effect on the Plan. Except as specifically amended by this First Amendment, the Plan shall remain in full force and effect.

3.	Governing Law. This First Amendment shall be governed by the Employee Retirement Income Security Act of 1974, as amended and, to the extent applicable, the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the date first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Name: Rick E Winningham
Title: Chief Executive Officer

[Signature Page to First Amendment to the Theravance Biopharma, Inc. Change in Control Severance Plan]